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Exhibit 5.1

Winthrop & Weinstine, P.A.
Suite 3500
225 South Sixth Street
Minneapolis, Minnesota 55402-4629

October 24, 2003

Digital Angel Corporation
490 Villaume Avenue
South St. Paul, MN 55075

Ladies and Gentlemen:

        We have acted as legal counsel for Digital Angel Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Company's Post Effective Amendment No. 1 on Form S-3 to Form S-1 on Form S-3 (the "Post Effective Amendment") to be filed with the Securities and Exchange Commission and the reoffer prospectus to be used in conjunction with the Post Effective Amendment (the "Prospectus") relating to the registration under the Securities Act of 1933, as amended, of the offer and sale by the selling stockholders identified in the Prospectus of 22,310,625 shares (the "Shares") of common stock of the Company, par value $0.005 per share (the "Common Stock"), to be sold in the manner described in the Registration Statement.

        In connection with the foregoing, we have examined: (a) the Certificate of Incorporation and Bylaws of the Company, both as amended; (b) records of the corporate proceedings of the Company relating to the issuance of the Shares and the Warrants to which the Shares are subject (as the term "Warrants" is defined below); and (c) the Registration Statement and the Prospectus. In addition to such examination, we have reviewed such other proceedings, documents and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

        Based on the foregoing, we are of the opinion that the issued and outstanding Shares identified as such in the Registration Statement are legally issued, fully paid and nonassessable and that the Shares of Common Stock subject to acquisition upon the exercise of the warrants held by IBM Credit Corporation and Redington, Inc. (the "Warrants"), as described in the Prospectus, when paid for and issued in accordance with the terms of the Warrants, will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

Very truly yours,
WINTHROP & WEINSTINE, P.A.

By—	/s/ MICHELE D. VAILLANCOURT Michele D. Vaillancourt
MDV:llh

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  Exhibit 5.1